LOCK-UP AND LEAK-OUT AND RELEASE AGREEMENT

This Lock-Up and Leak-Out and Release Agreement (the “Agreement”) is entered into by and between TYG Solutions, Corp., a Delaware corporation (the “Company”), Kannalife Sciences, Inc., a Delaware corporation (“Kannalife”) and those Kannalife stockholders that have executed this Agreement, the Share Exchange Agreement (as defined below) and any other documents required by the Company related to this Agreement and the Share Exchange Agreement (each a “Participating Stockholder”), with reference to the following facts:

RECITALS

A.The Board of Directors of the Company has approved the Company entering into a share exchange agreement with the stockholders of Kannalife (the “Share Exchange Agreement”).

B.Only those Kannalife stockholders set forth on Exhibit A, and that have executed this Agreement, the Share Exchange Agreement and any other document required by the Company related to this Agreement and the Share Exchange Agreement, shall be governed by this Agreement.

C.The closing of the Share Exchange (the “Closing”) shall occur at a time and place acceptable to the Company and Kannalife (the “Closing Date”).

D.The consummation of the share exchange set forth under the Share Exchange Agreement (the “Share Exchange”) shall be conditioned upon, among other things, that the number of Participating Stockholders and other Kannalife stockholders entering into the Share Exchange Agreement is satisfactory to the Company in its sole discretion and, if the number of stockholders is satisfactory, the right of the Company to exclude from the Share Exchange (i) those stockholders set forth on Exhibit A that have not executed this Agreement, the Share Exchange Agreement and any other documents required by the Company in relation to this Agreement and the Share Exchange Agreement (the “Related Agreements”), and (ii) any other Kannalife stockholder that has not executed the Share Exchange Agreement and any other documents required by the Company.

E.Current management of Kannalife, including Dean Petkanas, Thomas Kikis, William Kinney and Mark Corrao (the “Management Stockholders”) have certain additional restrictions as agroup as set forth herein.

F.The effectiveness of this Agreement as to any Participating Stockholder signatory hereto is conditioned upon the delivery by such Participating Stockholder of a duly executed copy of this Agreement, the Share Exchange Agreement, the Related Agreements (if any) and the Closing of the Share Exchange.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.Representations and Warranties. The undersigned Participating Stockholder; (i) owns the shares of Kannalife common stock as set forth opposite their name on Exhibit A (the “Shares”) free and clear of all liens and encumbrances and such Shares are fully earned, paid for in full and non-assessable, (ii) is not an affiliate of Kannalife or the Company (as the term “affiliate” is defined under Rule 144(a)(l) and (2), e.g., an officer, director, 10% stockholder or someone, alone or in combination with others, having control over the issuer) and has not been an affiliate for the past 90 days, (iii) does not have any arrangement, agreement, or understanding of any kind with Kannalife, written or oral, whereby the Participating Stockholder has the right to acquire shares of Kannalife other than the Shares set forth on Exhibit A, (iv) shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Shares held by the undersigned, including any securities acquired by the undersigned hereafter in respect of the Shares by way of (a) the Share Exchange, or (b) any dividends, stock splits, or other reclassification, whether such acquisitions are in respect of the Shares or in respect of shares received by the undersigned in the Share Exchange (any securities acquired by way of either (a) or (b) are collectively, the “Lock-Up Securities”), or (v) shall not enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

2.Allowable Transfers of the Lock-Up Securities. Notwithstanding anything contained herein to the contrary, the undersigned may transfer Lock-Up Securities (any transferred being the “Permitted Transfer Shares”) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value, (iii) as part of a sale of 100% of the outstanding capital stock of the Company, or (iv) in one or more private transactions to a bona fide third-party purchaser not conducted through the Trading Market, provided that (A) the sale and transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the undersigned shall have delivered an opinion of counsel reasonably acceptable to the Company to that effect, and (B) the proposed transferee agrees in writing that the provisions of this Agreement shall continue to apply to the transferred Shares in the hands of such proposed transferee.

3.Sale of Lock-Up Securities.

(a)In addition to Permitted Transfer Shares, the Lock-Up Securities shall be released from the restrictions, obligations and covenants set forth in Section 1, only in accordance with the following schedule (the “Leak-Out Schedule”):

Leak-Out Milestones:	Amount to be Released:
1-year anniversary of the Closing Date

The undersigned Participating Stockholder may sell Lock-Up Securities, in addition to Permitted Transfer Shares, at any time following the 1-year anniversary and prior to the 2-year anniversary, provided that Participating Stockholder does not sell Lock-up Securities in an amount greater than 2.5% of the daily volume times a percentage equal to their pro rata share of the aggregate shares owned by the Management Stockholders as a group on any given trading day.

2-year anniversary of the Closing Date

Balance of all remaining unreleased Lock-Up Securities, including Permitted Transfer Shares, if any, provided the Participating Stockholder does not sell Lock-up Securities in an amount greater than 5.0% of the daily volume times a percentage equal to their pro rata share of the aggregate shares owned by the Management Stockholders as a group on any given trading day.

3-year anniversary of the Closing Date	Balance of all remaining unreleased Lock-Up Securities, including Permitted Transfer Shares, if any.

(b)The Company may require that the undersigned Participating Stockholder deposit their Lock-Up Securities, for sales of such Lock-Up Securities pursuant to the Leak-Out Schedule, in a broker-dealer designated by the Company and the undersigned will execute whatever reasonable documentation is required by the Company and the broker-dealer, as necessary, to insure compliance with the Leak-Out Schedule.

4.Release. Except in regard to your rights under the Share Exchange Agreement, this Agreement, and the Related Agreements (if any), you, for and on behalf of yourself and your predecessors, successors, heirs, executors, administrators, beneficiaries, legatees and assigns (collectively, the “Releasors”) hereby knowingly, fully, unconditionally, irrevocably and completely forever release and discharge Kannalife, the Company, each “Affiliate” (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended) of Kannalife, the Company, and its direct and indirect subsidiaries (together, the “Companies”) and each of the Companies’ respective past or present stockholders, partners, members, officers, directors, consultants, attorneys, subsidiaries, Affiliates, agents, advisors, representatives and employees and each of their respective heirs, executors, predecessors, successors, administrators, beneficiaries, legatees and assigns (collectively, the “Releasees”), from, and agree not to sue any of the Releasees with respect to, any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses, executions, affirmative defenses, demands and other obligations or liabilities whatsoever, in law or equity, whether known or unknown, past or present, asserted or unasserted, suspected or unsuspected, fixed or contingent (collectively, “Claims”), which you or any of the Releasors ever had, now have or may ever have had against any of Releasees from the beginning of the world until the Effective Date (as defined in Section 7 below), provided, however, that the foregoing shall not release any Releasee from any obligation of any Releasee to the undersigned Participating Stockholder under any provision of the Share Exchange Agreement, this Agreement or any Related Agreements.

With the exception of the rights and obligations created by this Agreement or expressly reserved under this Agreement, it is the intent of the parties to waive the provisions of § 1542 of the California Civil Code, which provide as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

5.Transfer Agent Instructions Intended to Enforce This Agreement. The undersigned Participating Stockholder hereby irrevocably agrees and consents to the delivery by the Company to its transfer agent or registrar of stock transfer instructions and/or restrictions consistent with the terms of this Agreement and by executing this Agreement the undersigned waives any and all objections to such instructions and/or restrictions.

6.Participating Stockholder Compliance with Securities Laws and Regulations. The undersigned further acknowledges and agrees that the ability to sell the Lock-Up Securities in accordance with the Leak-Out Schedule is subject to state and federal securities laws including, but not limited to Rule 144, Rule 10b5-1 and other affiliate or insider selling restrictions, if applicable.

7.Condition to Effectiveness. This Agreement shall be effective as to any Participating Stockholder upon completion of the Closing Date of the Share Exchange as to the Participating Stockholder signatory hereto.

8.This Agreement is Irrevocable. This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned Participating Stockholder.

9.Choice of Law; Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law. The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

10.Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

11.Further Assurances. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

12.Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts, together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up and Leak-Out and Release Agreement as of the day and year set forth below.

THE COMPANY:

TYG Solutions, Corp.,

a Delaware corporation

By:____________________________________Date___________________

Robert T. Malasek, Chief Financial Officer

KANNALIFE:

Kannalife Sciences, Inc.,

a Delaware corporation

By:____________________________________Date___________________

Dean Petkanas, Chief Executive Officer

PARTICIPATING STOCKHOLDER:

_________________________________________,

a _____________________________

By:____________________________________Date___________________

Name:

Title: